UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 8, 2007
(Date of Report/Date of earliest event reported)
PHELPS DODGE CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK (State or Other Jurisdiction of Incorporation)	001-00082 (Commission File Number)	13-1808503 (IRS Employer Identification No.)
One North Central Avenue
Phoenix, Arizona 85004-4414
(Address and zip code of principal executive offices)
(602) 366-8100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     Phelps Dodge Corporation (“Phelps Dodge”) and Freeport-McMoRan Copper & Gold Inc. (“Freeport-McMoRan”) have reached an agreement in principle to settle three purported class actions filed by shareholders of Phelps Dodge on November 22, December 12 and December 14, 2006 in Arizona and New York state courts, in connection with the proposed acquisition of Phelps Dodge by Freeport-McMoRan (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of November 18, 2006, among Freeport-McMoRan, Phelps Dodge and Panther Acquisition Corporation, a direct wholly-owned subsidiary of Freeport-McMoRan, as amended. The settlement is subject to court approval.
     Pursuant to this agreement in principle, Freeport-McMoRan agreed that if, within 12 months after the closing of the Merger, Freeport-McMoRan sells all or substantially all of the capital stock or assets of Phelps Dodge, Freeport-McMoRan will pay $125 million in additional pro rata consideration (less any fees awarded to plaintiffs’ counsel with respect to such consideration) to the shareholders of Phelps Dodge who receive the merger consideration in the Merger.
     In addition, pursuant to the agreement in principle, Phelps Dodge agreed to make the following additional disclosures beyond the information provided in the definitive joint proxy statement/prospectus of Freeport-McMoRan and Phelps Dodge, dated February 12, 2007, which we refer to as the joint proxy statement/prospectus, which should be read in conjunction with the disclosure in the joint proxy statement/prospectus referred to above:

     As disclosed in the “Opinions of Phelps Dodge’s Financial Advisors” section of the joint proxy statement/prospectus, Citigroup Global Markets Inc., or Citigroup, and Morgan Stanley & Co. Incorporated, or Morgan Stanley, performed joint financial analyses in connection with rendering their respective fairness opinions. Citigroup and Morgan Stanley, in consultation with management of Phelps Dodge, determined that it would be most efficient for them to perform joint financial analyses because Citigroup and Morgan Stanley expected to utilize much of the same data and similar analyses in the course of rendering their fairness opinions. In addition, the types of financial analyses to be performed were considered by both Citigroup and Morgan Stanley to be customary in considering transactions in the mining industry.

     As disclosed in the “Opinions of Phelps Dodge’s Financial Advisors” section of the joint proxy statement/prospectus, Citigroup and Morgan Stanley reviewed publicly available price target estimates for Phelps Dodge published by Wall Street equity research analysts. Set forth below are the firms with which such analysts are affiliated and the applicable price targets published by Bloomberg as of November 16, 2006:

Firm	Price Target
UBS	$118.00
Canaccord Adams	120.00
Deutsche Bank	110.00
RBC Capital Markets	110.00
Credit Suisse	115.00
BMO Capital Markets	120.00
Macquarie Research	107.00
Stifel Nicolaus	120.00
Desjardins Securities	126.55

Firm	Price Target
Prudential Equity	170.00
CIBC World Markets	125.00
Goldman Sachs	105.00

Citigroup and Morgan Stanley also noted that the median I/B/E/S consensus price target for Phelps Dodge was approximately $120.

     As disclosed in the “Opinions of Phelps Dodge’s Financial Advisors” section of the joint proxy statement/prospectus, Citigroup and Morgan Stanley reviewed certain financial information for Phelps Dodge on a stand-alone basis and compared it to corresponding financial information, ratios and public market multiples for certain publicly traded copper companies. In arriving at the comparable companies considered for the purpose of this analysis, Citigroup and Morgan Stanley considered information relating to a broad universe of publicly traded metals and mining companies, which included publicly traded copper companies. In some instances the publicly traded metals and mining companies that were not copper companies had greater market multiples than the publicly traded copper companies. Citigroup and Morgan Stanley included only the publicly traded copper companies listed below for purposes of its analysis because they considered these companies to be most comparable to Phelps Dodge. Set forth below is a tabular summary of multiples of firm value to estimated 2007 EBITDA and share price to estimated 2007 EPS that were considered in connection with the Comparable Companies Analysis conducted by Citigroup and Morgan Stanley:

Comparable Company	FV/2007 EBITDA	Price/2007 EPS
Phelps Dodge (pre-transaction)	2.9x	5.9x
Antofagasta plc	4.0x	8.2x
Aur Resources Inc.	2.6x	5.9x
First Quantum Minerals Ltd.	2.8x	4.9x
Inmet Mining Corporation	3.0x	5.5x
Kazakhmys plc	4.0x	7.4x
Quadra Mining Ltd.	1.4x	2.5x
Southern Copper Corporation	4.1x	6.6x

     As disclosed in the “Opinions of Phelps Dodge’s Financial Advisors” section of the joint proxy statement/prospectus, Citigroup and Morgan Stanley conducted a net asset value (or NAV) analysis of Phelps Dodge and Freeport-McMoRan using cash flow and discount rate estimates provided by Phelps Dodge for the relevant periods. The cash flow estimates were prepared based on six different commodity pricing cases for copper, gold and molybdenum set forth in the joint proxy statement/prospectus. Five of the cases (Case 1, Case 2, Case 4, Case 5 and Case 6) reflected a range of possible price scenarios that were provided to Citigroup and Morgan Stanley by Phelps Dodge management, with the remaining case (Case 3) being derived from publicly available research and analysts estimates. Management of Phelps Dodge advised Citigroup and Morgan Stanley that, in management’s view, of the various cases, the price assumptions set forth in Case 2 reflected the most likely case. Case 5 was based in part upon forward prices of copper on the New York Mercantile Exchange as of October 8, 2006, and Cases 1,4 and 6 illustrated the NAV under a range of possible metals price scenarios.

     The value determined by the NAV analysis is the summation of the present value of each operating, development, exploration and financial asset, the individual values of which are based on cash flow and discount rate estimates. For purposes of the NAV analysis, the cash flows were prepared based on the six different cases set forth in the joint proxy statement/prospectus for price assumptions for copper, gold and molybdenum.

     As disclosed in the “Opinions of Phelps Dodge’s Financial Advisors” section of the joint proxy statement/prospectus, Citigroup and Morgan Stanley conducted precedent transaction analyses. These analyses included a precedent premium analysis in which they analyzed implied purchase price premiums paid in certain precedent transactions as well as a precedent NAV analysis in which they calculated the purchase price in such transactions as a multiple of the target company’s NAV. Citigroup and Morgan Stanley selected the precedent transactions in each of these analyses because they determined that such transactions were reasonably comparable to the merger and because there was information relevant to the applicable analysis publicly available.

     In addition to the analyses disclosed in the “Opinions of Phelps Dodge’s Financial Advisors” section of the joint proxy statement/prospectus, Citigroup and Morgan Stanley conducted a pro forma combination analysis which examined the impact of the merger on certain financial and operational aspects. The pro forma combination analysis was presented to the Board of Directors of Phelps Dodge solely for information purposes and was not one of the analyses considered by Citigroup and Morgan Stanley in rendering their respective opinions. The pro forma combination analysis analyzed the pro forma accretion/dilution impact of the merger to Freeport-McMoRan’s 2007 and 2008 estimated earnings per share (or EPS) and cash flow per share (or CFPS) for each of the six commodity pricing cases described in the joint proxy statement/prospectus. CFPS was determined by dividing net income plus depreciation, depletion and amortization by fully diluted shares outstanding. Such analysis was based upon estimates provided by Phelps Dodge and Freeport-McMoRan and assumed achievement of $75 million in annual pretax synergies. The pro forma combination accretion/dilution analysis showed a range of accretion for 2007 EPS from 74.7% to 75.5%, a range for 2008 EPS from dilution of 32.1% to accretion of 57.4%, a range of accretion for 2007 CFPS from 94.3% to 106.9% and a range of accretion for 2008 CFPS from 27.7% to 76.2%.[1] The results of this analysis for 2008 were highly sensitive to the relative changes in the assumed future prices of copper, gold and molybdenum in the various cases.

     As disclosed in the “Opinions of Phelps Dodge’s Financial Advisors” section of the joint proxy statement/prospectus, pursuant to the terms of engagement letters between Phelps Dodge and each of Citigroup and Morgan Stanley, Phelps Dodge has agreed to pay each of Citigroup and Morgan Stanley a transaction fee upon consummation of the merger equal to 0.15% of the aggregate value of the merger consideration and Phelps Dodge indebtedness for borrowed money or guarantees thereof outstanding as of the closing date of the merger or directly or indirectly

[1]	The results for Case 1 were not meaningful due to negative EPS or CFPS for either standalone Freeport-McMoRan or the combined company.

assumed, refinanced, extinguished or consolidated upon consummation of the merger. These fees were determined through arm’s length negotiation between Phelps Dodge and each of Citigroup and Morgan Stanley. Phelps Dodge believes that these fees are consistent with financial advisory fees paid in comparable transactions. The actual dollar amount of the transaction fees payable to each of Citigroup and Morgan Stanley will not be determined until the consummation of the merger.

     This Current Report on Form 8-K is intended to be incorporated by reference into the joint proxy statement/prospectus as provided in the section of the joint proxy statement/prospectus entitled “Where You Can Find More Information”.
Cautionary Statement Regarding Forward-Looking Statements
This document may contain certain forward-looking statements about Phelps Dodge and Freeport-McMoRan. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, “will”, “to be” and any similar expressions and any other statements that are not historical facts, in each case as they relate to Phelps Dodge or Freeport-McMoRan, the management of either such company or the transaction are intended to identify those assertions as forward-looking statements. In making any of those statements, the person making them believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of Phelps Dodge and Freeport-McMoRan, including macroeconomic conditions and general industry conditions such as the competitive environment of the mining industry, unanticipated mining, milling and other processing problems, accidents that lead to personal injury or property damage, persistent commodity price reductions, changes in political, social or economic circumstances in areas where Phelps Dodge and Freeport-McMoRan operate, variances in ore grades, labor relations, adverse weather conditions, the speculative nature of mineral exploration, fluctuations in interest rates and other adverse financial market conditions, regulatory and litigation matters and risks, changes in tax and other laws, the risk that a condition to closing of the transaction may not be satisfied, the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated and other risks to consummation of the transaction. The actual results or performance by Phelps Dodge or Freeport-McMoRan, and issues relating to the transaction, could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Phelps Dodge or Freeport-McMoRan, the combined company or the transaction. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It
In connection with the proposed merger, Freeport-McMoRan has filed a registration statement on Form S-4 with the Securities and Exchange Commission (Registration No. 333-139252), containing a definitive joint proxy statement/prospectus. On or about February 13, 2007, the definitive joint proxy statement/prospectus was mailed to Phelps Dodge shareholders of record at the close of business on February 12, 2007. INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and shareholders may obtain the definitive joint proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Phelps Dodge are available free of charge on the investor relations portion of the Phelps Dodge website at www.phelpsdodge.com. Documents filed with the SEC by Freeport-McMoRan are available free of charge on the investor relations portion of the Freeport-McMoRan website at www.fcx.com.
Participants in the Solicitation
Phelps Dodge, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the merger. Information concerning the interests of Phelps Dodge’s directors and executive officers in Phelps Dodge is set forth in the definitive joint proxy statement/prospectus filed with the SEC. Freeport-McMoRan, and certain of its directors and executive officers are participants in the solicitation of proxies from the stockholders of Freeport-McMoRan in connection with the merger. Information concerning the interests of Freeport-McMoRan’s directors and executive officers in Freeport-McMoRan is also set forth in the definitive joint proxy statement/prospectus filed with the SEC.
Other information regarding the direct and indirect interests, by security holdings or otherwise, of the participants is described in the definitive joint proxy statement/prospectus relating to the merger. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Phelps Dodge’s and Freeport-McMoRan’s directors and executive officers in the merger by reading the definitive joint proxy statement/prospectus.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHELPS DODGE CORPORATION (Registrant)
By:	/s/ S. David Colton
	Name:	S. David Colton
	Title:	Senior Vice President and General Counsel

Date: March 8, 2007

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